Registration No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                Banta Corporation
             (Exact name of registrant as specified in its charter)

                 Wisconsin                                  39-0148550
         (State or other jurisdiction                     (I.R.S. Employer
       of incorporation or organization)                  Identification No.)

                225 Main Street
              Menasha, Wisconsin                                54952
   (Address of principal executive offices)                   (Zip Code)

            Banta Corporation 1995 Equity Incentive Plan, as amended
                            (Full title of the plan)

             Ronald D. Kneezel
              Vice President,                                 Copy to:
       General Counsel and Secretary
             Banta Corporation                             Jay O. Rothman
              225 Main Street                              Foley & Lardner
         Menasha, Wisconsin 54952                     777 East Wisconsin Avenue
              (920) 751-7777                          Milwaukee, Wisconsin 53202
(Name, address and telephone number, including area         (414) 271-2400
           code, of agent for service)

                         ------------------------------
                         CALCULATION OF REGISTRATION FEE
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                                  Proposed          Proposed
    Title of        Amount         Maximum           Maximum         Amount of
Securities to be     to be     Offering Price   Aggregate Offering  Registration
   Registered     Registered      Per Share          Price             Fee
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Common Stock,      1,000,000     $18.969(1)       $18,969,000(1)     $5,008
$.10 par value      shares

Common Stock       1,000,000         (2)               (2)            (2)
Purchase Rights     rights
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(1)  Estimated  pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Banta Corporation Common Stock as reported on the New York Stock Exchange on April 20, 2000.
(2) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus referred to herein also relates to the Form S-8 Registration Statement (Registration No. 33-61683).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed by Banta Corporation (the "Company") with the Commission are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended January 1, 2000, which includes certified financial statements as of and for the year ended January 1, 2000.

          2. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, dated November 20, 1998, and any amendment or report filed for the purpose of updating such description.

          3. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated November 20, 1998, and any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          The validity of the securities being offered hereby will be passed on for the Company by Foley & Lardner, Milwaukee, Wisconsin. Bernard S. Kubale, a retired partner in the firm of Foley & Lardner, is a director of the Company. As of March 3, 2000, Foley & Lardner attorneys who participated in the preparation of this Registration Statement, including Mr. Kubale, beneficially owned 14,115 shares of the Company's Common Stock and accompanying Common Stock Purchase Rights.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

          Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

          The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not Applicable.


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

Item 8.   Exhibits.
          --------

          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

          Exhibit No.                          Exhibit
          ----------                           -------

          (4.1) Restated Articles of Incorporation of Banta Corporation, as amended (incorporated by reference to Exhibit 19(b) to Banta Corporation's Quarterly Report on Form 10-Q for the quarter ended April 3,
                              1993)

          (4.2)               By-laws   of   Banta   Corporation,   as   amended
                              (incorporated by reference to Exhibit 3(b) to Banta Corporation's Annual Report on Form 10-K for the year ended January 2, 1999)

          (4.3) Rights Agreement, dated as of October 29, 1991, between Banta Corporation and First Wisconsin Trust Company (n/k/a Firstar Bank, N.A.), as Rights Agent (incorporated by reference to Exhibit
                              4.1 to Banta Corporation's Current Report on Form 8-K dated October 29, 1991)

          (4.4) Banta Corporation 1995 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to Banta Corporation's Quarterly Report on Form 10-Q for the quarter ended July 3, 1999)

          (4.5) Form of Stock Option Agreement for non-employee directors for use in connection with the Banta Corporation 1995 Equity Incentive Plan, as amended

          (4.6) Form of Stock Option Agreement for key employees for use in connection with the Banta Corporation 1995 Equity Incentive Plan, as amended

          (5)                 Opinion of Foley & Lardner

          (23.1)              Consent of Arthur Andersen LLP

          (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

          (24)                Power   of   Attorney   relating   to   subsequent
                              amendments (included on the signature page to this Registration Statement)


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

Item 9.   Undertakings.
          ------------

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the


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

securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menasha, State of Wisconsin, on April 25, 2000.

                                        BANTA CORPORATION


                                        By: /s/ Donald D. Belcher
                                            ------------------------------------
                                            Donald D. Belcher
                                            Chairman of the Board, President and
                                              Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Donald D. Belcher and Ronald D. Kneezel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Signature                           Title                       Date
     ---------                           -----                       ----
                                  Chairman of the Board,
/s/ Donald D. Belcher             President, Chief Executive      April 25, 2000
------------------------------    Officer and Director
Donald D. Belcher

                                  Executive Vice President,
/s/ Gerald A. Henseler            Chief Financial Officer and     April 25, 2000
------------------------------    Director
Gerald A. Henseler


/s/ Jameson A. Baxter             Director                        April 25, 2000
------------------------------
Jameson A. Baxter


/s/ John F. Bergstrom             Director                        April 25, 2000
------------------------------
John F. Bergstrom



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


/s/ George T. Brophy              Director                        April 25, 2000
------------------------------
George T. Brophy


/s/ Henry T. DeNero               Director                        April 25, 2000
------------------------------
Henry T. DeNero


/s/ Richard L. Gunderson          Director                        April 25, 2000
------------------------------
Richard L. Gunderson


/s/ Bernard S. Kubale             Director                        April 25, 2000
------------------------------
Bernard S. Kubale


/s/ Raymond C. Richelsen          Director                        April 25, 2000
------------------------------
Raymond C. Richelsen


/s/ Michael J. Winkler            Director                        April 25, 2000
------------------------------
Michael J. Winkler

                                  EXHIBIT INDEX

            BANTA CORPORATION 1995 EQUITY INCENTIVE PLAN, AS AMENDED


       Exhibit No.                      Exhibit
       ----------                       -------

          (4.1) Restated Articles of Incorporation of Banta Corporation, as amended (incorporated by reference to Exhibit 19(b) to Banta Corporation's Quarterly Report on Form 10-Q for the quarter ended April 3, 1993)

          (4.2) By-laws of Banta Corporation, as amended (incorporated by reference to Exhibit 3(b) to Banta Corporation's Annual Report on Form 10-K for the year ended January 2, 1999)

          (4.3) Rights Agreement, dated as of October 29, 1991, between Banta Corporation and First Wisconsin Trust Company (n/k/a Firstar Bank, N.A.), as Rights Agent (incorporated by reference to Exhibit 4.1 to Banta Corporation's Current Report on Form 8-K dated October 29, 1991)

          (4.4) Banta Corporation 1995 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to Banta Corporation's Quarterly Report on Form 10-Q for the quarter ended July 3, 1999)

          (4.5) Form of Stock Option Agreement for non-employee directors for use in connection with the Banta Corporation 1995 Equity Incentive Plan, as amended

          (4.6) Form of Stock Option Agreement for key employees for use in connection with the Banta Corporation 1995 Equity Incentive Plan, as amended

          (5)       Opinion of Foley & Lardner

          (23.1)    Consent of Arthur Andersen LLP

          (23.2)    Consent of Foley & Lardner (contained in Exhibit 5 hereto)

          (24)      Power  of  Attorney   relating  to   subsequent   amendments
                    (included  on  the  signature  page  to  this   Registration
                    Statement)


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